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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                OCTOBER 22, 1997
                                (Date of Report)
               Date of Earliest Event Reported: OCTOBER 21, 1997



                           BRADLEY REAL ESTATE, INC.
               (Exact name of registrant as specified in charter)



          MARYLAND                      1-10328                 04-6034603
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation                                    Identification Number)




           40 SKOKIE BOULEVARD, SUITE 600, NORTHBROOK, ILLINOIS 60062 (Address of principal executive office, including Zip Code)



                                 (847) 272-9800
              (Registrant's telephone number, including area code)

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ITEM 5 - OTHER EVENTS

     Bradley Real Estate, Inc. (the "Company") announced today that it has entered into an agreement (the "Underwriting Agreement") with PaineWebber Incorporated ("PaineWebber") whereby PaineWebber, acting as underwriter, will purchase up to a maximum aggregate number of shares (the "Shares) of Common Stock, par value $.01 per share, of the Company (the "Common Stock") having an aggregate gross sales price of up to $60,000,000 at the then current market price less a negotiated discount. Under the terms of the Underwriting Agreement, the Company, at its option, will have the right to sell Common Stock to PaineWebber, acting as underwriter, in amounts ranging from $5,000,000 to $20,000,000 per transaction during the period ending six months after the date of the Underwriting Agreement. The sales price (before discount) will be fixed at the New York Stock Exchange (the "NYSE") closing price (the "Closing Price") of the Common Stock on the next NYSE trading day after delivery to PaineWebber of a securities purchase notice specifying the number of shares to be sold (the "Securities Purchase Notice"); provided, however, that if, on the trading day immediately following the date of such Securities Purchase Notice, the Common Stock would not qualify as "Actively-Traded Securities" within the meaning of Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended, the purchase price will be based on the Closing Price on the second NYSE trading day following the date of the Securities Purchase Notice. Upon receipt of a Securities Purchase Notice, PaineWebber will become obligated to purchase the specified number of Shares, subject to certain provisions which allow for a temporary suspension of PaineWebber's obligation to purchase such number of Shares.

     The Shares will be sold pursuant to the Company's existing shelf Registration Statement (Securities and Exchange Commission File (No. 333-28167). The Company is filing a Prospectus Supplement dated October 21, 1997 to the Prospectus dated June 11, 1997 that is a part of such Registration Statement, and will file a Pricing Supplement pursuant to Rules 434 and 424(b)(5) of the Securities Act of 1933, as amended, with respect to each sale of Shares under the Underwriting Agreement. For further information regarding the Shares, reference is made to the Underwriting Agreement and the Company's Prospectus Supplement and Prospectus.




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ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired:           Not Applicable

(b)  Pro Forma Financial Information:                     Not Applicable

(c)  Exhibits:

     1.1 Underwriting Agreement dated October 21, 1997 by and between the Company and PaineWebber.







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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BRADLEY REAL ESTATE, INC.




Date: October 22, 1997                By: /s/ Thomas P. D'Arcy
                                          -------------------------------------
                                          Thomas P. D'Arcy
                                          President and Chief Executive Officer



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                                 EXHIBIT INDEX
                                 -------------



Exhibit                                                         Page
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
1.1        Underwriting Agreement dated October 21, 1997         6
           by and between the Company and PaineWebber.





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